Exhibit 10.68

              AMENDMENT NO. 1 TO NOTE AND STOCK PURCHASE AGREEMENT



         This is an amendment (this "Amendment") dated September 11, 2003 to the Note and Stock Purchase Agreement (as hereinafter defined) between Patient Infosystems, Inc., a Delaware corporation (the "Issuer") and the investors listed on Schedule A hereto (each sometimes referred to as a "Holder" and collectively as the "Holders").

                                    RECITALS

A. The Issuer and the Holders are parties to a Note and Stock Purchase Agreement dated April 10, 2003 (the "Note and Stock Purchase Agreement") under which the Holders loaned an aggregate of $2.5 million to the Issuer and received 198,128 shares of Series D 9% Cumulative Convertible Preferred Stock of the Issuer.

B. To evidence its obligations under the Note and Stock Purchase Agreement, the Issuer issued certain promissory notes dated April 10, 2003 to the Investors (the "Notes")

C. As a condition to the effectiveness of the Note and Stock Purchase Agreement and to secure its obligations under the Notes and Note and Stock Purchase Agreement, the Issuer executed and delivered to the Investors and Equity Dynamics, Inc. ("ED"), as collateral agent for the Investors, a Security Agreement dated April 10, 2003 (the "Security Agreement") in which it granted to the Investors and ED a security interest on the property therein described (the "Collateral") securing the obligations of the Issuer to the Holders under the Notes and Note and Stock Purchase Agreement.

D. The parties wish to amend the Note and Stock Purchase Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legal bound, the parties hereto agree as follows:

1. Recitals and Definitions.

         The issuer and the Holders acknowledge and agree that the foregoing recitals are true and correct as of the date of this Amendment. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Note and Stock Purchase Agreement as amended by any prior amendments.

2. Amount Due.

         The Issuer and the Holders acknowledge and agree that an aggregate of $2.5 million is outstanding under the loans from the Holders to the Issuer under the Notes and Note and Stock Purchase Agreement.

3. Amendments to Note and Stock Purchase Agreement.

         Subject to the terms and conditions hereof and of the Note and Stock Purchase Agreement and for the consideration and in the amounts listed on
Schedule 2.01, the Issuer agrees to issue and sell, and each Holder hereby agrees, severally and not jointly, to purchase the Restated Notes (as defined below) and the Stock as set forth on Schedule 2.01. All proceeds received by Issuer from Holders shall be deposited in the Segregated Bank Account and will only be used by Issuer to fund the loans described in Section 2.02 of the Note and Stock Purchase Agreement, subject to the exceptions set forth in Section
2.07 of the Note and Stock Purchase Agreement.

4. General.

         This Amendment is made pursuant to Section 8.01 of the Note and Stock Purchase Agreement, and the parties hereto acknowledge that all provisions of the Note and Stock Purchase Agreement, except as amended hereby, shall remain in full force and effect.

5. Notes.

         In order to evidence and continue the Notes as amended and modified pursuant to this Amendment, Issuer shall execute and deliver to each Holder a replacement note in the form attached hereto as Exhibit A (the "Restated Notes"). The Restated Notes amend, restate, replace and continue (but are not novations or repayments of ) the Notes. Amounts owing under the Notes shall be deemed to be evidenced and continued by the Restated Notes. Accrued and unpaid interest due and owing under the Notes as of the date of execution of this Amendment shall be due at the time that the first payment of interest under the Restated Notes is due and payable.

6. Definitions.

         Whenever appearing in the Note and Stock Purchase Agreement, any other Purchase Document, or any other document executed and delivered in connection herewith or therewith the term "Note and Stock Purchase Agreement" and "Purchase Agreement" shall be deemed to mean the Note and Stock Purchase Agreement as amended.

7. Representations and Warranties.

         The Issuer represents and warrants to the Holders that: (i) it has the power, and has taken all necessary action to authorize, execute and deliver this Amendment and perform its obligations in accordance with the terms hereunder,
(ii) this Amendment and the Note and Stock Purchase Agreement as amended by the Amendment is the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with their terms without any offsets, counterclaims or defenses, (iii) the execution, delivery and performance of this Amendment by the Issuer will not (a) require any governmental approval or any other consent or approval; or (b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of the assets of the Issuer, (iv) no Event of Default has occurred and is continuing, and (v) the financial information provided by the Issuer to the Holders in connection with the Issuer's request that the Holders enter into this Amendment is true and correct in all material respects.

8. Conditions to Effectiveness.

         It shall be a condition to the effectiveness of this Amendment that the Holders have received the following:

a.       This Amendment, duly executed on behalf of the Issuer and the Holders;

b.       The Restated Notes, duly executed by the Issuer; and

c. A certificate from the Secretary the Issuer (i) to which is attached a copy of the Certificate of Incorporation certified by the Secretary of State of Delaware and a copy of the By-laws of the Issuer, (ii) to which is attached a resolution of the Board of Directors authorizing the execution, delivery and performance of this Amendment, and (iii) setting forth the name and sample signature of the officers of the Issuer authorized to execute and deliver this Amendment;

9.       Integration.

         This Amendment together with the Note and Stock Purchase Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

10.      Severability.

         If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

11. Confirmation of Security Interest.

         By executing this Amendment, the Issuer confirms and acknowledges that the Collateral (as defined in the Security Agreement) shall continue to secure Issuer's obligations under the Note and Stock Purchase Agreement (as herein amended) and the other Purchase Documents (as amended and confirmed hereby). Issuer confirms its grant of a security interest in the Collateral (as defined in the Security Agreement) and hereby grants to the Holders a security interest in such Collateral as collateral for the repayment to the Holders of the obligations of Issuer as described therein and herein. For all purposes of the Security Agreement, the term "Secured Obligations" as defined therein shall include all obligations described therein and the obligations of the Issuer under the Restated Note(s). All other terms and provisions of the Security Agreement remain unchanged and the Security Agreement continues in full force and effect on the date hereof.

12. No Defenses, Off-Sets or Counterclaims.

         By executing this Amendment, Issuer confirms and acknowledges that as of the date of execution hereof, Issuer has no defenses, off-sets or counterclaims against any of Issuer's obligations to the Holders under the Purchase Documents, including the Note and Stock Purchase Agreement (as amended hereby). Issuer hereby acknowledges and agrees that the actual amounts outstanding on the date of execution hereof are owing the Holders without defense, offset or counterclaim.

13. Incorporation by Reference.

         This Amendment is incorporated by reference into the Note and Stock Purchase Agreement and the other Purchase Documents. Except as otherwise provided herein, all of the other provisions of the Note and Stock Purchase Agreement and the other Purchase Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Amendment.

14. Governing Law; Successors and Assigns.

         This Amendment is governed by the laws of the State of Iowa and is binding upon the Issuer and the Holders and their respective successors and/or assigns and/or heirs and executors, as the case may be.

15.      Counterparts.

         This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.


                          Patient Infosystems, Inc.

                          By:  /s/Roger Chaufournier
                          Name:  Roger Chaufournier
                          Title:    President



                          Principal Life Insurance Company

                          By:  /s/Douglas A. Drees
                          Name:   Douglas A. Drees
                          Title:  Counsel

                          By:  /s/James C. Fifield
                          Name:   James C. Fifield
                          Title:  Counsel

                          /s/John Pappajohn
                          ------------------------
                          John Pappajohn, Individually


                          Wells Fargo Bank Iowa N.A., Trustee of the
                          Ann Pappajohn Inter Vivos Trust

                          By: /s/Michelle R. Mahoney
                          Name:  Michelle R. Mahoney
                          Title: Vice President



                          Pappajohn Shriver Eide Nicolas PC Profit Sharing Plan FBO Socrates G. Pappajohn

                          By: /s/Socrates G. Pappajohn
                          Name:  Socrates G. Pappajohn
                          Title: Trustee






                          Edward B. Berger & Christina McComb-Berger Family Trust, UA dated December 6, 2002

                          By: /s/Edward B. Berger
                          Name:  Edward B. Berger
                          Title: Trustee

                          By: /s/Christina McComb-Berger
                          Name:  Christina McComb-Berger
                          Title: Trustee


                          JP Morgan Chase Bank as cottace of the
                          Ann Vassiliou Children's Trust

                          By: /s/Helen Hendel McCleary
                           Name: Helen Hendel McCleary
                          Title: Vice President

                                   Schedule A

                          Holder and Address of Holder

Principal Life Insurance Company
Attention:  Dennis Menken
C/o Principal Global Investors, LLC
801 Grand Avenue
Des Moines, Iowa  50392

John Pappajohn
c/o  Equity Dynamics, Inc.
666 Walnut Street, Suite 2116
Des Moines, Iowa  50309

Ann Pappajohn Inter Vivos Trust
C/o Equity Dynamics, Inc.
666 Walnut Street, Suite 2116
Des Moines, Iowa  50309

Pappajohn Shriver Eide Nicolas PC Profit Sharing Plan FBO Socrates G.
Pappajohn
c/o Socrates Pappajohn
103 East State Street
P.O. Box 1588 Mason City, Iowa 50401-3300

Edward B. Berger and Christina McComb-Berger, as Trustees of the Edward B. Berger & Christina McComb-Berger Family Trust, UA dated December 6, 2002 (The "Berger Family Trust")
4819 North Sabino Canyon Road
Tucson, AZ  85750

Ann Vassiliou Children's Trust
c/o  Equity Dynamics, Inc.
666 Walnut Street, Suite 2116
Des Moines, Iowa  50309

                                  Schedule 2.01


                      Sale and Purchase of Notes and Stock.
               Allocation of Notes and Shares of Stock to Holders

--------------------------- -------------- ----------------- -------------- --------------- -------------- ------------
          Holder             April 2003     September 2003     Restated       April 2003      September     Aggregate
                             Note Amount     Note Amount      Note Amount      Series D      2003 Series    Series D
                                                                                Shares        D Shares       Shares
--------------------------- -------------- ----------------- -------------- --------------- -------------- ------------
Principal Life Insurance
Company                     $1,500,000.00       $475,000.00  $1,975,000.00         106,989         41,826      148,815
John Pappajohn                 900,000.00        450,000.00   1,350,000.00          84,007         39,624      123,631
Berger Family Trust                  0.00         50,000.00      50,000.00               -          4,403        4,403
Ann Vassiliou Children's
Trust                                0.00         25,000.00      25,000.00               -          2,201        2,201
Ann Pappajohn Inter Vivos
Trust                           50,000.00              0.00      50,000.00           3,566              -        3,566
Pappajohn Shriver Eide
Nicolas PC Profit Sharing
Plan FBO Socrates G.
Pappajohn                       50,000.00              0.00      50,000.00           3,566              -        3,566
--------------------------- -------------- ----------------- -------------- --------------- -------------- ------------
          Total             $2,500,000.00     $1,000,000.00  $3,500,000.00         198,128         88,054      286,182
                            =============     =============  =============         =======         ======      =======